EXHIBIT C

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, IN RELIANCE ON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES OR ANY PORTION THEREOF MAY NOT BE ACCOMPLISHED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


WARRANT NO. ___                                                    _______, 19__

                WARRANT TO PURCHASE 10,000 SHARES OF COMMON STOCK
                        OF MIRAVANT MEDICAL TECHNOLOGIES


     Miravant Medical Technologies, a Delaware corporation (the "Company"), hereby certifies that Charles S. Love (the "Holder"), is entitled to purchase, on the terms and conditions contained herein, 10,000 shares (the "Warrant
Shares") of the Company's common stock, $0.01 par value per share ("Common Stock"), at the Fair Market Value on the date hereof ***** per Warrant Share (the "Warrant Purchase Price") at any time and from time to time during the Exercise Period (as such term is defined below).

         This Warrant is subject to the following terms and conditions:

***** Confidential Treatment Requested

1. DEFINITIONS. For the purposes of this Warrant, the following terms shall have the respective meanings set forth below:

     "Common Stock" shall have the meaning set forth in the preamble of this Warrant.

     "Company" shall have the meaning set forth in the preamble of this Warrant.

     "Current Market Price" per share of Common Stock shall mean, as of any specified date on which the Common Stock is publicly traded, the average of the daily market prices of the Common Stock over the 20 consecutive trading days immediately preceding (and not including) such date. The "daily market price" for each such trading day shall be (i) the closing price on such day on the principal stock exchange on which the Common Stock is then listed or admitted to trading or on NASDAQ as applicable, (ii) if no sale takes place on such day on any such exchange or system, the average of the closing bid and asked prices regular way on such day for the Common Stock as officially quoted on any such exchange or system, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or system, the last reported sale price regular way on such day for the Common Stock, or if no sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day, as reported by NASDAQ or the National Quotation Bureau, (iv) in the event the Common Stock is not then listed or admitted to trading on any securities exchange and if no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the City of Los Angeles customarily published on each Business Day. If the daily market price cannot be determined for the 20 consecutive trading days immediately preceding such date in the manner specified in the foregoing sentence, then the Common Stock shall not be deemed to be publicly traded as of such date.

     "Designated  Office"  shall  have  the  meaning  set  forth in  Section  2.

     "Exercise Period" shall mean the period commencing on the date of this Warrant and ending on the Expiration Date.

     "Expiration Date" shall mean ***** from the date of this Warrant.


     "Fair Market Value" per share of Common Stock as of any specified date shall mean (i) if the Common Stock is publicly traded on such date, the Current Market Price per share or (ii) if the Common Stock is not publicly traded on such date, the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to the Holder. "Holder" shall have the meaning set forth in the preamble of this Warrant.

     "NASDAQ" shall mean the National Association of Securities Dealers' Automatic Quotation System, or any successor reporting system.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, political subdivision, agency, body or department thereof).

     "Warrant Purchase Price" shall have the meaning set forth in the preamble of this Warrant (as adjusted in accordance with the terms of this Warrant).

     "Warrant" shall mean this Warrant, any amendment of such original Warrant, and any Warrant issued upon transfer, division or combination of, or in substitution for, such original Warrant or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Warrant Shares for which they may be exercised.

     "Warrant Shares" shall have the meaning set forth in the preamble of this Warrant.

***** Confidential Treatment Requested

 2. EXERCISE.

     2.1 Exercise; Delivery of Certificates. This Warrant may be exercised, at the option of the Holder, at any time and from time to time during the Exercise Period, for all or any part of the Warrant Shares. This Warrant may be exercised by delivering the payment of the Warrant Purchase Price for the number of Warrant Shares being purchased and concurrently surrendering this Warrant to the Company at its principal office (the "Designated Office"), together with the Form of Exercise Subscription attached hereto duly completed and signed. The Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made therefor. Certificates for Warrant Shares so purchased shall be delivered to the Holder within three Business Days after this Warrant has been exercised, and, in case of a purchase of less than all of the Warrant Shares purchasable upon exercise of this Warrant, the Company shall cancel this Warrant and, within three Business Days, shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the Warrant Shares. Each stock certificate so delivered shall be registered in the name of the Holder or such other name as shall be designated by the Holder.

     2.2 Payment of Warrant Price. Payment of the Warrant Purchase Price may be made, at the option of the Holder (i) by certified or official bank check, (ii) by wire transfer, (iii) by instructing the Company to withhold and cancel a number of Warrant Shares then issuable upon exercise of this Warrant with respect to which the excess of the Fair Market Value over the Warrant Purchase Price for such cancelled Warrant Shares is at least equal to the Warrant Purchase Price for the shares being purchased, (iv) by surrender to the Company of shares of Common Stock previously acquired by the Holder with a Fair Market Value equal to the Warrant Purchase Price for the shares being purchased or (v) by any combination of the foregoing.

     2.3 No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this paragraph, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay to Holder an amount in cash calculated by it to be equal to the then Fair Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.

3. ADJUSTMENTS TO THE NUMBER OF WARRANT SHARES AND TO THE WARRANT PURCHASE PRICE. The number of Warrant Shares for which this Warrant is exercisable and the Warrant Purchase Price shall be subject to adjustment from time to time as set forth in this Section 3.

     3.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:
                  (a) pay a dividend or other distribution on its Common Stock in shares of Common Stock or shares of any other class or series of capital stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the kind and number of shares of Common Stock that such Holder would have owned or have been entitled to receive immediately after such record date or effective date had this Warrant been exercised immediately prior to such record date or effective date. An adjustment made pursuant to this Section 3 shall become effective immediately after the effective date of such event, but be retroactive to the record date, if any, for such event. 3.2 Rights; Options; Warrants. If at any time the Company shall issue (without payment of any consideration) to all holders of outstanding Common Stock rights, options or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, then the Company shall also distribute such rights, options, warrants or securities to the Holders of this Warrant as if this Warrant had been exercised immediately prior to the record date for such distribution.

4.       MISCELLANEOUS.

     4.1 Restrictive Legend. This Warrant, any warrant issued upon transfer of this Warrant and any Warrant Shares issued upon exercise of this Warrant or any portion thereof shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

          THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

          The  legend  shall  be   appropriately   modified   upon  issuance  of
          certificates for shares of Common Stock.

          Upon request of the Holder of such a certificate, the Company shall issue to such Holder a new certificate free of the foregoing legend, if, with such request, the Holder provides the Company with an opinion of counsel stating that the securities evidenced by such certificate can be sold under Rule 144 or a similar Rule permitting resales without restriction.

     4.2 Other Covenants. The Company covenants and agrees that, as long as any Warrant Shares are issuable with respect to outstanding Warrants, the Company will perform all of the following covenants for the express benefit of the Holder of the Warrant Shares: (a) the Warrant Shares shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock; (b) each Holder of a Warrant shall, upon the exercise thereof in accordance with the terms hereof, receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements to which the Company is a party or by which it is bound, preemptive rights of any stockholder, liens, encumbrances, equities and claims whatsoever; and (c) at all times prior to the Expiration Date, the Company shall have reserved for issuance a sufficient number of authorized but unissued shares of Common Stock, or other securities or property for which this Warrant may then be exercisable, to permit this Warrant (or if this Warrant has been divided, all outstanding Warrants) to be exercised in full.

     4.3 No Voting Rights; Limitation Of Liability. Except as expressly set forth in this Warrant, nothing contained in this Warrant shall be construed as conferring upon the Holder (i) the right to vote or to consent as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter, (ii) the right to receive dividends except as set forth in Section 3, or (iii) any other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Warrant Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

     4.4 Modification And Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

     4.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      If to the Holder, at:

                           Charles S. Love
                           346-B Bollay Drive
                           Santa Barbara, California 93117
                           Telephone:       (805) 961-1424
                           Facsimile:       (805) 961-1434

                  (b)      If to the Company, at:

                           Miravant Medical Technologies
                           7408 Hollister Avenue
                           Goleta, California  93117
                           Attention:  David E. Mai, President
                           Telephone:       (805) 685-9880
                           Facsimile:       (805) 685-2959

or at such other address or addresses as the Holders, or the Company, as the case may be, may specify by written notice given in accordance with this Section 4.5.

     4.6 Successors and Assigns. Holder may assign all or any portion of this Warrant at any time or from time to time with the prior written consent of the Company. Each assignment of this Warrant, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with appropriate instruments of assignment, duly filled in and executed. Upon such surrender and delivery, the Company shall, at its own expense, within three Business Days execute and deliver a new Warrant or Warrants in the name of the assignee or assignees specified in such assignment and in the denominations specified therein and this Warrant shall promptly be cancelled. In the event any portion of this Warrant is not being assigned, the Company shall, at its own expense, within three Business Days issue to the Holder a new Warrant evidencing the portion not so assigned. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder of this Warrant, and their respective successors and permitted assigns.

     4.7 Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are for convenience of reference only and do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant.

     4.8 Lost Warrant Or Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or of a stock certificate evidencing Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver to Holder, within three Business Days of receipt by the Company of such documentation, a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     4.9 Termination Of this Warrant. This Warrant shall terminate and shall no longer be exercisable after the Expiration Date.

     4.10 Governing Law. In all respects, including all matters of construction, validity and performance, this Warrant and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized representative on the date first above written.

                                             MIRAVANT MEDICAL TECHNOLOGIES,
                                             a Delaware corporation


                                             By:
                                                   Gary S. Kledzik, Chairman


                                             By:
                                                   Joseph E. Nida, Secretary

                          FORM OF EXERCISE SUBSCRIPTION

                (To be signed only upon exercise of this Warrant)


     The  undersigned,  the holder of the  within  Warrant,  hereby  irrevocably
elects       to       exercise       such       Warrant       to       purchase,
_______________________________________  (_____________)  shares of Common Stock for an aggregate Warrant Purchase Price of _________________________________ Dollars ($____________________), such Warrant Purchase Price to be paid as
follows (check as applicable): |_| certified or official bank check in the amount of $____________________; |_| wire transfer in the amount of $___________________; |_| cancellation of _________________________ Warrant
Shares; or |_| surrender of __________________ shares of Common Stock. The undersigned requests that a certificate(s) for such shares be issued in the name of ____________________________________, and delivered to, , whose address is
________________________________________ .

     The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment purposes only and not with a view to or for sale in connection with any distribution thereof.


Dated: ___________________                ______________________________________
                                          Name  of  the  Holder  (must   conform
                                          precisely to  the  name  specified  on
                                          the face of the Warrant)


                                          ______________________________________
                                          Signature of authorized representative
                                          of the Holder

                                          ______________________________________
                                          Print  or  type  name  of   authorized
                                          representative

                                          ______________________________________
                                          Social Security Number  of the Holder:

                                          Address of the Holder:
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________